Exhibit 5.7
December 7, 2011
Nortek, Inc.
50 Kennedy Plaza
Providence, RI 02903
Ladies and Gentlemen:
We have acted as special local counsel to Operator Specialty Company, Inc., a Michigan corporation, (the “Subsidiary Guarantor”), in connection with (i) a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the exchange offer (the “Exchange Offer”) by Nortek, Inc. (“Nortek”) and guarantors, including the Subsidiary Guarantor, to exchange $250,000,000 in aggregate principal amount 10% Senior Notes due 2018 (the “Exchange Notes”) for Nortek’s outstanding $250,000,000 in aggregate principal amount 10% Senior Notes due 2018 (the “Original Notes”), and (ii) the guarantees of the Exchange Notes by the Subsidiary Guarantor and other guarantors (the guarantee of the Exchange Notes by the Subsidiary Guarantor, the “Guarantee ”). We have examined the documents, corporate records, certificates of public officials, and agreements, instruments, and other documents we have deemed necessary as the basis for the opinion expressed below (the “Documents”), including the indenture dated as of November 23, 2010 among the Company, the guarantors named therein, including the Subsidiary Guarantor, and U.S. Bank National Association, as Trustee (the “Indenture”).
Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
1.	The Subsidiary Guarantor is a corporation legally incorporated and validly existing under the laws of the State of Michigan.

2.	The Guarantee has been duly authorized by the Subsidiary Guarantor.

3.	The Indenture has been duly authorized and executed by the Subsidiary Guarantor.

Rhoades McKee PC
December 7, 2011

4.	The Subsidiary Guarantor’s authorization, execution, and delivery of the Guarantee and the Indenture does not violate any applicable laws of the State of Michigan.
The opinions set forth herein are subject to the following assumptions and qualifications:
     (i) With respect to all Documents examined by us, we have assumed (1) that all signatures thereon are genuine, (2) that all Documents submitted to us as originals are authentic, (3) that all Documents submitted to us as copies conform with the original copies of those Documents, (4) the power and authority of the parties to those Documents examined by us (other than the Subsidiary Guarantor) to enter into and pay and perform the obligations of such party thereunder, (5) that each natural person executing any such Document has legal capacity and, if signing on behalf of any party thereto (except for the Subsidiary Guarantor), is authorized to do so, and (6) the completeness, truth and accuracy of all facts set forth in the official public records, certificates, and documents supplied by public officials or otherwise conveyed to us by public officials.
     (ii) The remedies contained in the Indenture and Guarantee are subject to the effect upon enforceability of applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.
     (iii) We are providing our opinions herein on matters with respect to Michigan law, in which jurisdiction or jurisdictions the undersigned is authorized and fully qualified to practice, and express no opinion as to the laws of any other jurisdiction.
     (iv) We express no opinion as to (1) the authorizations, approvals, or consents that may be necessary under federal or state securities and “Blue Sky laws”, or (2) the qualification of the Indenture under federal or state securities laws, including without limitation the Trust Indenture Act of 1939, as amended.
     (v) Our opinions represent expressions of professional legal opinion only and are not guarantees of any particular result.
     (vi) As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates, and other documents, and other inquiries of officers of Nortek, the Subsidiary Guarantor, and of public officials.
     (vii) We have not been involved in the negotiation, preparation or execution of the Documents or any of the related agreements executed or delivered in connection therewith.

Rhoades McKee PC
December 7, 2011

     (viii) The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.
     This opinion may be relied upon, quoted and referred to by Ropes & Gray LLP, for the purpose of their rendering of legal opinions in connection with the filing of the Registration Statement. We consent to the filing of this opinion with the Registration Statement and the inclusion of our name under “Legal Matters” in any prospectus included therein. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, RHOADES McKEE /s/ THOMAS P. HOGAN Thomas P. Hogan